UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 7, 2013
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	77-6100553 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 4, 2013, Firsthand Technology Value Fund, Inc. (“SVVC,” “Company,” “we” or “our”) completed a private placement transaction and issued 515,552 shares of its $0.001 par value common stock at a price of $26.19 per share. These shares were issued in connection with the Company’s acquisition of the assets of IntraOp Medical Corporation (“Old IntraOp”). Old IntraOp has developed a revolutionary medical device called the Mobetron, which delivers Intra-Operative Electron Radiation Therapy for the treatment of certain types of cancers. The transaction was facilitated by a Section 363 bankruptcy process, whereby we led a group of investors in restructuring Old IntraOp’s debt obligations and provided additional cash to fund the company’s continuing operations. The terms of the transaction included SVVC’s providing $1.3 million in debtor-in-possession financing during the pendency of Old IntraOp’s bankruptcy proceeding, issuing approximately $13.5 million of SVVC common stock, and contributing approximately $5.5 million cash. Following the closing of the transaction, SVVC owns a majority interest in the reorganized IntraOp Medical Corporation (“New IntraOp”).

Item 8.01. Other Events

On October 7, 2013 SVVC issued a press release announcing the closing of the IntraOp transaction.  The Company's press release issued October 7, 2013 is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1	Press Release dated October 7, 2013.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2013	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 7, 2013